SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 19, 2005

COCONNECT, INC.

(Exact name of registrant as specified in its charter)

Nevada	0-26533	63-1205304
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
480 E. 6400 South, Ste 230
Salt Lake City, Utah 84107
(Address of principal executive offices)
(801) 266-9393
(Registrants Telephone Number)

4766 South Holladay Blvd. Holladay, Utah 84117

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events: Default Judgment Granted and Stayed in Lawsuit Served Upon CoConnects Agents by the Heritage Parties

On August 18, 2005, Brian W. Steffensen, Martin Tanner, Jerry Warnick and David Thayne (together the "Heritage Parties") surreptitiously obtained a default judgment against CoConnect under their lawsuit filed against several of our agents and consultants. This lawsuit, filed in the State of Utah, Third District Court, case #05-091-2224, was disclosed in our current report on Form 8-K filed July 21, 2005. CoConnect was not named as a party in that case and did not appear on the front page caption of the lawsuit. Moreover, CoConnects resident agent, Dean Becker was not served in his capacity as agent for CoConnect. Notwithstanding the fact that CoConnect was not a named party and was not properly served as required by law, the Heritage Parties, apparently lead by our former counsel and shareholder Brian W. Steffensen, induced the court to issue a default judgment and writ of execution against CoConnects assets.

On August 19, 2005, several of the Heritage Parties, accompanied by several constables, appeared at CoConnects executive office and commenced rifling through our documents and records and attempted to remove equipment. Our management immediately called the local police who were eventually able to restrain the Heritage Parties removal of our records and equipment. In addition, within hours the court agreed to an emergency hearing wherein was heard the parties arguments telephonically, and granted Motions To Stay The Default Judgments. On August 23, 2005, the court heard the matter again and "reiterate[d] that its prior order staying the judgments remains stayed." The court also held that we are "permitted to service [our] continuing operations including payroll and capital maintenance." The court also held that we are not to "dissipate any assets, sell or purchase stocks or bonds or other security interests."

We have also filed a Motion to Set Aside Default Judgment. However, until we are able to set aside the default judgment, the courts temporary restrictions on our rights to dissipate assets or sell our stocks or bonds or other security interests stated above hinder our ability to fully operate and raise necessary capital required to, among other operating necessities, retain employees.

Shortly prior to securing the default judgment, Brian W. Steffensen stipulated to our motion to consolidate case #05-091-2224 with a lawsuit Heritage had previously served on CoConnect and several defendants in the State of Utah, Third District Court, Civ. No. 05-091-1718 (also reported on our Form 8-K filed July 21, 2005). Furthermore, despite the courts order to stay the default judgments, the Heritage Parties continued to demand that our bank, Wells Fargo, discontinue our bank account access. These actions by the Heritage Parties have caused Wells Fargo to freeze our Wells Fargo bank account until we can obtain a motion to set aside the default judgments. Our inability to pay our payroll and operating expenses is resulting in our employees seeking other employment. In addition, we have received a notice of default of our lease for the office space located at 480 East 6400 South Suite 230 Salt Lake City, Utah 84107 where are executive offices are located. We have 10 days to pay our lease or vacate the premises. Due to the fact that our bank account is effectively frozen, we cannot currently meet these obligations. Additionally, notwithstanding the fact that the default judgment has been stayed, the Heritage Parties have continued to use the stayed default judgments in attempts to cause our Transfer Agent, Interwest Transfer to issue control of CoConnect in the form of 50,000,000 shares to the Heritage Parties.

In addition to our efforts to cause the default judgment to be dismissed, we also intend to pursue an action for unlawful execution against the Heritage Parties, and a motion for contempt against Brian W. Steffensen and other Heritage Parties in connection with their actions to secure and execute against property under the default judgments which we believe to have been improperly and fraudulently obtained. These contemptuous actions include the Heritage Parties continued attempts to execute against property under the apparently improperly obtained default judgments, which have been stayed pending the decision on the motion to set aside the default judgments.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned.

COCONNECT, INC.

Date: September 6, 2005 By: /s/ L.J. Eikov

L.J. Eikov

Chief Executive Officer and member of the board